Exhibit 99.B(e)(1)(A)(i)

September 15, 2008

Mr. Todd Modic

ING Funds Distributor, LLC

7337 E Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2007, between ING Investors Trust (the “Trust”) and ING Funds Distributor, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Distributor to render such services to ING American Funds World Allocation Portfolio, ING Oppenheimer Active Asset Allocation Portfolio, and ING Van Kampen Global Tactical Asset Allocation Portfolio (collectively, the “Portfolios”), effective September 15, 2008, each a new series of ING Investors Trust, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to the Amended Schedule A of the Agreement.

Please signify your acceptance to act as Distributor under the Agreement with respect to the Portfolio, by signing below.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Name:	Kimberly A. Anderson
Title:	Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:

ING Funds Services, LLC

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President, Duly Authorized

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investors Trust
Scottsdale, AZ 85258-2034	Fax: 480-477-2744

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

ING INVESTORS TRUST

and

ING FUNDS DISTRIBUTOR, LLC

Name of Fund

ING AllianceBernstein Mid Cap Growth Portfolio

ING American Funds Asset Allocation Portfolio

ING American Funds Bond Portfolio

ING American Funds Growth Portfolio

ING American Funds Growth-Income Portfolio

ING American Funds International Portfolio

ING American Funds World Allocation Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Capital Guardian U.S. Equities Portfolio

ING Disciplined Small Cap Value Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Focus 5 Portfolio

ING Global Real Estate Portfolio

ING Global Resources Portfolio

ING Goldman Sachs Commodity Strategy Portfolio

ING International Growth Opportunities Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING JPMorgan Value Opportunities Portfolio

ING Julius Baer Foreign Portfolio

ING Legg Mason Value Portfolio

ING LifeStyle Aggressive Growth Portfolio

ING LifeStyle Conservative Portfolio

ING LifeStyle Growth Portfolio

ING LifeStyle Moderate Growth Portfolio

ING LifeStyle Moderate Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Multi-Manager International Small Cap Portfolio

ING Oppenheimer Active Asset Allocation Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO Core Bond Portfolio

ING PIMCO High Yield Portfolio

ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING Van Kampen Capital Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Global Tactical Asset Allocation Portfolio

ING Van Kampen Growth and Income Portfolio

ING Van Kampen Real Estate Portfolio

ING VP Index Plus International Equity Portfolio

ING Wells Fargo Disciplined Value Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio